Pricing Supplement No. 68 dated May 1, 2008.    Filed pursuant to Rule 424(b)(2)
(To Prospectus dated April 12, 2006, and                     File No. 333-130089
Prospectus Supplement dated April 12, 2006)
This Pricing Supplement consists of 3 pages.

                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2008-003

                      FLOATING RATE NOTES DUE MAY 14, 2010

The description in this Pricing Supplement of the particular terms of the Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the Notes and the Funding Agreements set forth in the accompanying Prospectus and Prospectus Supplement, to which reference is hereby made.


                        PROVISIONS RELATING TO THE NOTES
Principal Amount: $300,000,000.00                               Type of Interest Rate:  [ ] Fixed  [X] Floating

Price to Public:  100%                                          If Fixed Rate Notes:  N/A
                                                                         Interest Rate:   N/A
Net Proceeds to Trust:  $299,589,000.00
                                                                If Floating Rate Notes:
CUSIP Number:  41659EKD8                                            Initial Interest Rate: The Initial Interest Rate for the
                                                                Notes offered by this Pricing Supplement will be three month
Agent's Discount: .137%                                         LIBOR plus 0.75% determined in accordance with the provisions of this Pricing Supplement and the Prospectus Supplement on
Issuance Date:  May 8, 2008                                     the second London Banking Day immediately preceding the
                                                                Issuance Date.
Stated Maturity Date:  May 14, 2010
                                                                Base Rate:  [ ] CD Rate    [ ] Commercial Paper Rate
Initial Interest Payment Date:  August 15, 2008 (long first)                [ ] CMT Rate   [ ] Federal Funds Rate
                                                                            [X] LIBOR      [ ] Treasury Rate
                                                                            [ ] Prime Rate [ ] Other (See Attached)
Interest Payment Dates:  Quarterly on the 15th day of each      If LIBOR:   [X] LIBOR Reuters Page: LIBOR01
     February, May, August and November                                     [ ] Libor Telerate Page
                                                                            Designated LIBOR Currency:  U.S. Dollars
Specified Currency:  U.S. Dollars                               If CMT Rate, Telerate Page: [ ] 7051   [ ] 7052
                                                                        If 7052: [ ] Weekly Average  [ ] Monthly Average
Regular Record Dates:  15 days prior to each Interest                   Designated CMT Maturity Index:
                       Payment Date

Day Count Convention:  Actual/360, adjusted                     Interest Reset Dates:  Quarterly on the 15th day of each February,
                                                                 May, August and November

Computation of Interest:  As specified in the Prospectus        Initial Interest Reset Date: August 15, 2008
     Supplement for the indicated base rate
                                                                Index Maturity:              Three Months
Authorized Denominations: $1,000 integral amounts



Optional Redemption:   Yes [ ]  No [X]                         Interest Rate Determination Dates:  As specified in the
    Optional Redemption Date:  N/A                             Prospectus Supplement for the indicated base rate
    Initial Redemption Percentage:  N/A
    Annual Percentage Reduction:  N/A
    Redemption may be:     [ ]  In whole only.                 Spread:                + 0.75%
                           [ ]  In whole or in part.           Spread Multiplier:     N/A
                                                               Maximum Interest Rate: None
                                                               Minimum Interest Rate: None
Optional Repayment: [ ] Yes [X] No
    Optional Repayment Dates:  N/A                             Floating Rate/Fixed Rate Note: [ ] Yes [X] No. If yes:
                                                                   Fixed Rate:  N/A
Amortizing Note: [ ] Yes (See attached) [X] No                     Fixed Rate Commencement Date: N/A

Discount Note:  [ ] Yes  [X] No   If Yes:                      Inverse Floating Rate Note [ ] Yes [X] No.  If yes,
   Total Amount of Discount: N/A                                   Fixed Interest Rate:  N/A
   Yield to Maturity: N/A
                                                               Sinking Fund:  None
Lead Managers:  Deutsche Bank Securities Inc.
                                                               Calculation Agent: The Bank of New York Trust Company, N.A.

                                                               Exchange Rate Agent:  None

                                                               Securities Exchange Listing:  None

                                                               Additional Amounts to be Paid: [ ] Yes [X] No

                                                               Special Tax Considerations: None
                                                               Other Provisions Relating to the Notes: The Bank of New York Trust
                                                                   Company N.A. is the successor Indenture Trustee under Section
                                                                   7.14 of the Indenture.




                  INFORMATION RELATING TO THE FUNDING AGREEMENT
Funding Agreement Provider:  Hartford Life Insurance         Type of Interest Rate: [ ] Fixed [X] Floating
                             Company                         If Fixed Rate Funding Agreement: Interest Rate:  N/A

Funding Agreement:  FA-408003                                If Floating Rate Funding Agreement: Initial Interest Rate: The
                                                             Initial Interest Rate for the Funding Agreement offered by this
Contract Payment:  $300,000,015.00                           Pricing Supplement will be three month LIBOR plus 0.75%,
                                                             determined in accordance with the provisions of this Pricing
Deposit Amount : $299,589,015.00                             Supplement and the Prospectus Supplement on the second
(if different from Contract Payment)                         London Banking Day immediately preceding the Issuance Date.

Effective Date:  May 8, 2008
                                                             Base Rate:  [ ] CD Rate    [ ] Commercial Paper Rate
Stated Maturity Date:  May 14, 2010                                      [ ] CMT Rate   [ ] Federal Funds Rate
                                                                         [X] LIBOR      [ ] Treasury Rate
                                                                         [ ] Prime Rate [ ] Other (See Attached)
Initial Interest Payment Date: August 15, 2008 (long first)

Interest Payment Dates:  Quarterly on the 15th of each       If LIBOR:  [X] LIBOR Reuters Page: LIBOR01
     February, May, August and November                                 [ ] Libor Telerate Page:
                                                                             Designated LIBOR Currency:  U.S. Dollar.
Specified Currency:  U.S. Dollars                            If CMT Rate, Telerate Page: [ ] 7051  [ ] 7052
Day Count Convention:  Actual/360                                    If 7052: [ ] Weekly Average [ ] Monthly Average
                                                                       Designated CMT Maturity Index:
Computation of Interest:  As specified in the Prospectus
     Supplement for the indicated base rate                  Initial Interest Reset Date:  August 15, 2008




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



Optional Redemption:   Yes [ ] No [X]                        Interest Reset Dates:  Quarterly on the 15th of each February,
Optional Redemption Date:   N/A                                 May, August and November
Initial Redemption Percentage: N/A
Annual Percentage Reduction:   N/A                           Index Maturity:  Three months
Redemption may be: [ ]  In whole only.
                   [ ]  In whole or in part.                 Interest Rate Determination Date:  As specified in the Prospectus
Other Redemption Terms: N/A                                     Supplement for the indicated base rate

Optional Repayment:  [ ] Yes [X] No                          Spread:                 +0.75%
   Optional Repayment Dates:   N/A                           Spread Multiplier:      N/A
                                                             Maximum Interest Rate:  None
Additional Amounts to be Paid:  [ ] Yes [X] No               Minimum Interest Rate:  None
                                                             Floating Rate/Fixed Rate Funding Agreement: [ ] Yes [X] No
Special Tax Considerations: None                               If yes:     Fixed Rate: N/A
Other Provisions Relating to the Funding Agreement:  None                  Fixed Rate Commencement Date: N/A

                                                             Inverse Floating Rate Funding Agreement: [ ] Yes [X] No
                                                               If yes:     Fixed Interest Rate: N/A

                                                             Amortizing Funding Agreement: [ ] Yes (See attached)
                                                                                           [X] No

                                                             Discount Funding Agreement:  [ ] Yes [X] No. If yes:
                                                                  Total Amount of Discount:        N/A
                                                                  Yield to Maturity:   N/A




                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT

It is anticipated that, as of May 8, 2008, both the Notes and the Funding Agreement will be rated by the indicated rating agencies as follows:

          Standard & Poor's:  AA-            Moody's: Aa3


It is anticipated that, as of May 8, 2008, the Notes will be rated by the indicated rating agencies as follows:

          A.M. Best: aa-                    Fitch: AA

The ratings also extend to the Program under which the Notes are issued.


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